EXHIBIT 10.1
Note: Portions of this exhibit indicated by [*] are subject to a confidential treatment request, and have been omitted from this exhibit. Complete, unredacted copies of this exhibit have been filed with the Securities and Exchange Commission as part of the Company’s confidential treatment request.

MEMORANDUM OF UNDERSTANDINGS

THIS MEMORANDUM OF UNDERSTANDINGS (hereinafter called, “THIS MEMORANDUM”) made as of 23rd June, 2006, by and between YOZAN INC. (hereinafter called, “YZN”) of the city of Tokyo, Japan and Airspan Communications Ltd. (hereinafter called, “ACL”) of the city of Uxbridge, U.K., sets forth the mutual understandings of the both parties regarding PURCHASE CONTRACT (YZN/ACL-A14) dated 14th April, 2005, between the both parties (hereinafter called, “1st P/C”) and 2nd PURCHASE CONTRACT (YZN/ACL-S13) dated 13th September, 2005, between the both parties (hereinafter called, “2nd P/C”) and the MOUs/Amendments/Supplement/Minutes related to 1st P/C and/or 2nd P/C (hereinafter collectively called, “The Existing Agreements”), which were made for YZN’s Broadband Wireless Access Service by WiMAX (hereinafter called, “YZN’s WiMAX Project”). The mutual understandings of the both parties herein confirmed are as follows:

1.
The immediate scale down of YZN’s WiMAX Project shall be from “3,000 units of MicroMAX + 30,000 units of ST” to “2,000 units of MicroMAX + the quantity of ST which was shipped by 23rd June, 2006, inclusive” (the exact quantities of Products including the auxiliary items purchased by YZN and delivered by ACL shall be changed accordingly). The payment by YZN to ACL for the amount of the Products delivered as above but which exceeds the agreed amount of 16.8 Million Dollars below mentioned in the item 2 shall be paid subject to the successful performance of the guarantee under network optimization work mentioned in the below item 6. Notwithstanding the above scale down of YZN’s WiMAX Project, the quantities of purchase/sales under The Existing Agreements remain unchanged and the shipment of the Products exceeding the said quantity after the scale down shall be concluded and decided through the mutual consent by the end of September this year.

2.
As the result of the scale down mentioned above, the amount of the Down Payment already received by ACL, but corresponding to the amount of the excess beyond the one for the quantity after the said scale down of YZN’s WiMAX Project shall be deemed paid by YZN to ACL as the payments after shipment for Products shipped but not yet fully paid by YZN to ACL. Through this shift of payment, the corresponding part of the pending payments for the Products shipped shall be settled, but the total amount paid shall be all amount already paid by YZN to ACL for Products under The Existing Agreements including Down Payment (hereinafter called, “The Total Paid Amount”), which is about US$16.8 Million.

3.	The payment by YZN to ACL beyond The Total Paid Amount shall be made by the below item 5.

4.
Products delivered and paid according to the above item 2 shall be deemed as accepted by YZN as of the date hereof, and the both parties shall immediately perform the transactions according to The Minutes of The Meetings dated 1st April, 2006, by the both parties.

5.
The payments for Products shipped by June, 2006, but not paid because it is beyond The Total Paid Amount and the payment for Products shipped in July, 2006, or later shall be in 45 days after acceptance or upon the confirmation of Products performance and reliability mentioned in the below item 6, whichever later.

6.
ACL will perform the work of “Network Optimization” proposed by ACL to YZN on 21st June, 2006, through the month of July, 2006. For this purpose, ACL will dispatch its engineers and specialists at its own account, and render its engineering support more deeply involved in YZN’s work as a telecomm carrier and fully cooperate with YZN for assurance of operation/service of equipment, system and network. Further, ACL guarantees that ACL system shall work with a carrier grade quality, as defined by the mutual consent in acceptance criteria in the first week of July, 2006, in YZN’s network as of 1st August, 2006.

7.	The both parties confirmed that any claim of Liquidated Damage, Penalty and Interest of Delayed Payment under The Existing Agreements, so far if any, shall not be made.

8.	The both parties shall enter into the discussions as soon as possible to prepare for and secure the work mentioned in the above items 4 and 6.

9.	The both parties confirmed the below cooperation:

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10.	This Memorandum is made in two copies and each party has one of these two.

THIS MEMORANDUM is made as of the date hereinabove by:

YOZAN INC.	Airspan Communications, Ltd.
/s/ Sunao Takatori	/s/ Eric Stonestrom

Sunao Takatori President and CEO	Eric Stonestrom CEO